SIXTH AMENDMENT TO
                             CREDIT AGREEMENT


         THIS SIXTH AMENDMENT TO CREDIT AGREEMENT, made and entered into as of the 8th day of September, 2003, by and between VIRBAC CORPORATION, a Delaware corporation ("Virbac"), PM RESOURCES, INC., a Missouri corporation ("PM Resources"), ST. JON LABORATORIES, INC., a California corporation ("St. JON"), FRANCODEX LABORATORIES, INC., a Kansas corporation ("Francodex"), and VIRBAC AH, INC., a Delaware corporation ("Virbac AH," and collectively with Virbac, PM Resources, St. JON and Francodex referred to herein as the "Existing Borrowers"), and DELMARVA LABORATORIES, INC., a Virginia corporation ("Delmarva") (Delmarva shall be added as an additional Borrower under the terms of this Sixth Amendment and together with the Existing Borrowers shall be referred to hereinafter as the "Borrowers"), and FIRST BANK, a Missouri state banking corporation ("Bank").

                              WITNESSETH:

         WHEREAS, Existing Borrowers heretofore jointly and severally executed and delivered to Bank a Revolving Credit Note dated September 7, 1999, in the principal amount of up to Ten Million Dollars ($10,000,000.00), payable to the order of Bank as therein set forth, which Revolving Credit Note has been most recently amended and restated by that certain Revolving Credit Note dated August 11, 2003 in the original principal amount of up to Fourteen Million Five Hundred Thousand Dollars ($14,500,000.00) (as amended and restated, the "Note"); and

         WHEREAS, the Note is described in a certain Credit Agreement dated as of September 7, 1999 made by and among Existing Borrowers and Bank, as previously amended by an Amendment to Credit Agreement dated as of December 30, 1999 made by and among Existing Borrowers and Bank, by a Second Amendment to Credit Agreement dated as of May 1, 2000 made by and among Existing Borrowers and Bank, by a Third Amendment to Credit Agreement dated as of April 4, 2001 made by and among Existing Borrowers and Bank, by a Fourth Amendment to Credit Agreement dated as of August 7, 2002 made by and among Existing Borrowers and Bank, and by a Fifth Amendment to Credit Agreement dated as of August 11, 2003 made by and among Existing Borrowers and Bank (as amended, the "Loan Agreement," all capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement); and

         WHEREAS, Existing Borrowers have requested certain amendments to the Loan Agreement, including, without limitation, to add Delmarva as a party thereto and as a "Borrower" thereunder, to increase the maximum principal amount available thereunder and to shorten the maturity thereof, which amendments Bank is willing to make on the terms and conditions set forth herein; and

         WHEREAS, Borrowers and Bank desire to amend and modify the Notes and the Loan Agreement as hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual provisions and agreements hereinafter set forth, the parties hereto do hereby mutually promise and agree as follows:

         1. From and after the date of this Sixth Amendment, Delmarva shall be added as a party to the Agreement (as amended by this Sixth Amendment), and the term "Borrowers" used in the Loan Agreement or in any of the other Transaction Documents (and other terms of similar reference to all of the Borrowers in general) shall henceforth include Delmarva. Delmarva, by its execution of this Sixth Amendment, hereby (i) represents and warrants to Bank all of the representations and warranties made by Borrowers under the Agreement, as amended in this Sixth Amendment, and (iii) agrees to all of the covenants, terms and provisions applicable to the Borrowers under the Loan Agreement, as amended by this Sixth Amendment, including, without limitation, not granting any liens or other encumbrances on any of its Property except as permitted under Section 7.2(b) of the Loan Agreement.

         2. The Note made by the Existing Borrowers payable to the order of Bank shall be amended and restated in the form of that certain Revolving Credit Note made by the Borrowers payable to the order of Bank attached hereto as Exhibit C, to amend the maximum principal amount thereof to Thirty Million Dollars ($30,000,000.00), and to make certain amendments as set forth therein. All references in the Loan Agreement and the other Transaction Documents to the "Note," the "Revolving Credit Note" and other references of similar import shall hereafter be amended and deemed to refer to the Note in the form of the Revolving Credit Note, as amended and restated in the form attached hereto as Exhibit C.

         3. The third paragraph beginning with the word "WHEREAS" on the first page of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  WHEREAS, Borrowers, including Virbac AH, Francodex and Delmarva which have been added as parties to the credit facilities, have requested that the aggregate amount thereof be amended to an aggregate principal amount of up to Thirty Million Dollars ($30,000,000.00) and otherwise amended on the terms and conditions set forth herein, with such loans to mature on February 27, 2004; and

         4. Section 1 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  The "Term" of this Agreement shall commence on the date hereof and shall end on February 27, 2004, unless earlier terminated upon the occurrence of an Event of Default under this Agreement, or unless subsequently extended by Bank, in its sole discretion and without obligation to do so, pursuant to the terms of Section 3.16 herein.

         5. The definition of "Consolidated EBITDA" in Section 2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  Consolidated EBITDA shall mean the sum of Virbac's and its Consolidated Subsidiaries Consolidated Net Income, plus Consolidated Interest Expense, plus Consolidated Tax Expense, plus depreciation and amortization of Virbac and its Consolidated Subsidiaries, all determined in accordance with Generally Accepted Accounting Principles consistently applied for the period in question ending as of the date of any such calculation.

         6. The definition of "Floating Rate Margin" in Section 2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  Floating Rate Margin shall mean Three-Fourths of One Percent (0.75%) per annum.

Interest accrued under the Note prior to the date of this Sixth Amendment to Credit Agreement shall continue to be due and payable, until paid, at the rates applicable prior to the amendment made under this paragraph 6.

         7. The definition of "Letter of Credit Commitment Fee Rate" in Section 2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                           Letter of Credit Commitment Fee Rate shall mean One and One-Fourth Percent (1.25%) per annum for all Letters of Credit.

         8. Section 3.1(a) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  (a) Revolving Credit Loans. Subject to the terms and conditions hereof, during the Term of this Agreement, Bank hereby agrees to make such loans (individually, a "Loan" and collectively, the "Loans") to Borrowers, jointly and severally, as any of the Borrowers may from time to time request pursuant to Section 3.2 and in Bank's discretion, to issue Letters of Credit for the account of the Borrowers, or any of them, upon any Borrower's execution of a Letter of Credit Application therefor pursuant to Section 3.3 (subject to Bank's approval of the form of the Letters of Credit requested to be issued). The maximum aggregate principal amount of Loans plus the face amount of issued and outstanding Letters of Credit which Bank, cumulatively, may be required to have outstanding hereunder at any one time shall not exceed the lesser of Thirty Million Dollars ($30,000,000.00) (the "Bank's Commitment"), or (ii) the Borrowing Base (as hereinafter defined). Subject to the terms and conditions hereof, Borrowers may jointly and severally borrow, repay and reborrow such sums from Bank, provided, however, that the aggregate principal amount of all Loans outstanding hereunder plus the face amount of Letters of Credit issued and outstanding hereunder at any one time shall not exceed the lesser of the Bank's Commitment or the then current Borrowing Base.

         9. Section 3.1(c) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  (c) Borrowing Base. For purposes of computing the amount of the Loans available under this Section 3.1, the "Borrowing Base" shall mean the sum of:

                           (i) Seventy-Five Percent (75%) of the face amount of Eligible Accounts of each of the Borrowers, plus

                           (ii) Fifty Percent (50%) of the Eligible Inventory of each of the Borrowers; plus

                           (iii) an amount determined by Lender as the loan value of Borrowers' fixed assets, which amount shall be deemed to be $9,250,000.00 until such time as: (A) Bank shall have received the title commitment for Virbac's Tarrant County, Texas real property, (B) Bank shall have determined in Bank's sole discretion that such title commitment is in form and substance acceptable to Bank and contains no liens or other exceptions other than those which are acceptable to Bank, and (C) Bank shall have sent notice to Borrowers that Bank shall add such Tarrant County, Texas real property's value to the Borrowing Base, at which time the amount under this clause (iii) shall be increased to $13,000,000.00.

         10. Section 3.1(d) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  (d) Borrowing Base Certificate. Borrowers shall deliver to Bank on the twenty-eighth (28th) day of each month, commencing in the month of September, 2003, a borrowing base certificate in the form of Exhibit A attached to the Sixth Amendment to Credit Agreement dated as of September ___, 2003 made by and among Borrowers and Banks (the "Sixth Amendment") and incorporated herein by reference (a "Borrowing Base Certificate") setting forth:

                           (i) the Borrowing Base and its components as of the
end of the immediately preceding month;

                           (ii) the aggregate principal amount of all outstanding Loans and the aggregate face amount of all issued and outstanding Letters of Credit; and

                           (iii) the difference, if any, between the Borrowing Base and the aggregate principal amount of all outstanding Loans plus the aggregate face amount of all issued and outstanding Letters of Credit.

         The Borrowing Base shown in such Borrowing Base Certificate shall be and remain the Borrowing Base hereunder until the next Borrowing Base Certificate is delivered to Bank, at which time the Borrowing Base shall be the amount shown in such subsequent Borrowing Base Certificate. Each Borrowing Base Certificate shall be certified (subject to normal year-end adjustments) as to truth and accuracy by the President, principal financial officer or controller of each of the Borrowers.

All references in the Loan Agreement and the other Transaction Documents to the "Borrowing Base Certificate" and other references of similar import shall hereafter be amended and deemed to refer to a Borrowing Base Certificate in the form of the Borrowing Base Certificate, as amended and restated in the form attached hereto as Exhibit A.

         11. Notwithstanding anything contained herein or in the Loan Agreement, the Note or any of the other Transaction Documents to the contrary, the Borrowers' right to request LIBOR Loans under the revolving credit facility and to convert or continue outstanding Loans as LIBOR Loans is hereby terminated. The definitions of "Interest Period," "LIBOR Base Rate," "LIBOR Loan," "LIBOR Margin," "LIBOR Rate," and "LIBOR Reserve Percentage" in Section 2 of the Loan Agreement shall be of no further effect. All references in the Loan Agreement and the other Transaction Documents to a LIBOR Loan shall be deleted or shall hereafter mean a Prime Loan, as the case may require in Bank's determination.
Section 3.2 of the Loan Agreement is hereby deleted in its entirety and in its place shall be substituted the following:

                           3.2 Procedure for Borrowing. Subject to the terms and conditions hereof, Bank shall cause the Loans to be made to Borrowers at any time and from time to time during the Term of this Agreement upon timely prior oral or written notice ("Borrowing Notice") from any of the Borrowers to Bank specifying:

                           (i) the desired amount of the Loan requested;

                           (ii) the date on which the proceeds of any new Loan are to be made available to any of the Borrowers, which shall be a Business Day;

                           (iii) that on the date of, and after giving effect to, such Loan, no Default or Event of Default under this Agreement has occurred and is continuing; and

                           (iv) that on the date of, and after giving effect to, such Loan, all of the representations and warranties of Borrowers contained in this Agreement are true and correct in all material respects as if made on the date of such Loan.

         A Borrowing Notice shall not be required in connection with a Prime Loan made to cover any overdraft in Virbac's operating account on a day-to-day basis as set forth herein. A Borrowing Notice, if in writing, shall be in the form of the notice attached as Exhibit B hereto. Each Borrowing Notice must be received by Bank not later than 10:00 a.m. (St. Louis time) on the Business Day on which a Prime Loan is to be established. A Borrowing Notice shall not be revocable by Borrowers. Subject to the terms and conditions hereof, provided that Bank has received the Borrowing Notice, Bank shall (unless Bank determines that any applicable condition specified in Section 4 has not been satisfied) pay to Borrowers, or any of them, the Loan proceeds of any new Loan in immediately available funds not later than 2:00 p.m. (St. Louis time) on the Business Day specified in said Borrowing Notice. Each of the Borrowers hereby authorizes Bank to reasonably rely on telephonic, telegraphic, telecopy, telex or written instructions of any person identifying himself as a person authorized to request a Loan or make a repayment hereunder, and on any signature which Bank believes to be genuine, and Borrowers shall be bound thereby in the same manner as if such person were actually authorized or such signature were genuine. Borrowers further request and authorize Bank, in Bank's sole and absolute discretion, to make a Prime Loan to Borrowers hereunder at the end of each day in which Borrowers shall have an overdraft (negative ledger balance) in Virbac's operating account (Account No. 9800801785) with Bank after crediting all deposits received in immediately available funds and debiting all withdrawals made and checks presented against such account and honored by Bank as of such date and after funding any advances to or receiving any collected balances on such day from the "zero balance" operating accounts of PM Resources (Account No. 9800802535), St. JON (Account No. 9800805419), Virbac AH (Account No. 9821908926), and Francodex (Account No. 9821909433) with Bank to cover withdrawals made and checks presented on such date and after crediting all deposits received in immediately available funds on such date, which Prime Loan shall be in the amount of such overdraft without any other request or authorization therefor from Borrowers and without notice to Borrowers. Similarly, Borrowers request that Bank apply any collected balances (after funding advances to or receiving collections from the "zero balance" accounts of PM Resources, St. JON, Virbac AH, and Francodex) in excess of a mutually predetermined amount remaining at the end of any day in Virbac's operating account to the repayment of the principal balance of Borrowers' Obligations outstanding as Prime Loans under the Note. Borrowers also hereby agree jointly and severally to indemnify Bank and hold Bank harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, Attorneys' Fees) relating to or arising out of or in connection with the acceptance of instructions for making Loans or repayments hereunder. Contemporaneously with the execution of the Sixth Amendment (amending this Agreement), Borrowers shall execute and deliver to Bank a Note of Borrowers dated as of September ___, 2003 and payable jointly and severally to the order of Bank in the original principal amount of Thirty Million Dollars ($30,000,000.00) in the form attached as Exhibit C to such Sixth Amendment and incorporated herein by reference (as the same may from time to time be amended, modified, extended or renewed, the "Note").

All references in the Loan Agreement and the other Transaction Documents to a "Borrowing Notice" and other references of similar import shall hereafter be amended and deemed to refer to a Borrowing Notice in the form of the Borrowing Notice, as amended and restated in the form attached hereto as Exhibit B.

         12. Section 3.3(a)(iv) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                           (iv) the aggregate undrawn face amount of all outstanding Letters of Credit issued hereunder shall not at any one time exceed Two Million Dollars ($2,000,000.00); and

         13. Section 3.4 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  3.4      Interest Rates.

                  (a) Each Loan shall bear interest prior to maturity at a rate per annum equal to the Prime Rate plus Floating Rate Margin, each in effect from time to time during the period when such Loan is outstanding, with changes in the interest rate taking effect on the date a change in the Prime Rate is made effective generally by Bank.

                  (b) Blank Intentionally.

                  (c) From and after the maturity of the Note, whether by reason of acceleration or otherwise, the entire unpaid principal balance of each Loan shall bear interest, payable upon demand, until paid at a rate per annum equal to Three and Three-Fourths Percent (3.75%) over and above the Prime Rate, fluctuating as aforesaid.

                  (d) Interest shall be computed with respect to all Loans on an actual day, 360-day year.

         14. Section 3.7 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                           3.7 Place and Manner of Payment. Both principal and interest on the Loans are payable to Bank in lawful currency of the United States in Federal or other immediately available funds at Bank's banking office at 1281 Graham Road, Florissant, Missouri 63031, or at such other place as Bank shall designate in writing to Borrowers. Borrowers shall make each payment of principal of, and interest on, the Loans and of fees and all other amounts payable by Borrowers under this Agreement, not later than 2:00 p.m. (St. Louis time) on the date when due and payable, in Federal or other funds immediately available in St. Louis, Missouri, to the Bank at its address set forth above. All payments received by the Bank after 2:00 p.m. (St. Louis time) shall be deemed to have been received by the Bank on the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

         15. Section 3.15 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                           3.15 Commitment Fee. Borrowers shall jointly and severally pay to Bank on the fifteenth (15th) day following the end of each January, April, July and October during the Term of this Agreement and on the last day of the Term hereof, a commitment fee (the "Commitment Fee") in an amount equal to Three-Eighths of One Percent (0.375%) per annum calculated on the basis of the unused Bank's Commitment during the preceding fiscal quarter of Borrowers ending as of the last day of each January, April, July and October, which unused Bank's Commitment shall be arrived at by dividing the aggregate of the daily unused Bank's Commitment for each day of that quarter as of the close of each day by ninety (90) (or by the actual number of days for any partial quarter). Payment of the Commitment Fee is a condition precedent to Bank's obligations to make any new Loans hereunder.

         16. Section 3.16 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  3.16 Maturity. All Loans not paid prior to February 27, 2004, together with all accrued and unpaid interest thereon, shall be due and payable on February 27, 2004 (the "Maturity Date").

         17. Subparts (ii), (iii) and (iv) of Section 7.1(a) of the Loan Agreement shall be deleted in their entirety and in their place shall be substituted the following:

                           (ii) As soon as available and in any event within thirty (30) days after the end of each month, the consolidated balance sheets of Virbac and its Consolidated Subsidiaries as of the end of each such month and the related consolidated statements of income, retained earnings and cash flows for such month and for the portion of Virbac's fiscal year ended at the end of such month, all with consolidating disclosures and setting forth in each case in comparative form, the figures for the corresponding fiscal month from the previous fiscal year and the corresponding portion of Virbac's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles and consistency by the principal financial officer or controller of Virbac;

                           (iii) As soon as available and in any event within thirty (30) days prior to the beginning of each fiscal year of Borrowers, the consolidated and consolidating balance sheet, income statement and cash flow projections for Borrowers and their Subsidiaries for such fiscal year on a month-by-month basis, all in form and detail reasonably acceptable to Bank;

                           (iv) As soon as available and in any event within thirty (30) days after the end of each month, a certificate of the principal financial officers or controllers of Borrowers in the form attached hereto as Exhibit E and incorporated herein by reference, accompanied by supporting financial work sheets where appropriate;

         18. Section 7.1(i)(i) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  (i) Maintain a minimum Consolidated EBITDA for Borrowers and their Subsidiaries of not less than: (A) $3,500,000.00 for the nine month period ending September 30, 2003, (B) $3,417,000.00 for the ten month period ending October 31, 2003, (C) $4,052,000.00 for the eleven month period ending November 30, 2003, (D) $7,269,000.00 for the twelve month period ending December 31, 2003, (E) $7,336,000.00 for the thirteen month period ending January 31, 2004, and (F) $7,586,000.00 for the fourteen month period ending February 29, 2004, minus in each such calculation the amount of permitted purchases by Virbac of any of the outstanding capital stock of Virbac during any such period (determined on a consolidated basis for Borrowers and their Consolidated Subsidiaries and in accordance with Generally Accepted Accounting Principles consistently applied);

         19. Section 7.1(i)(ii) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                           (ii) Maintain a minimum Consolidated Net Worth at all times during the Term hereof of not less than the sum of: (A) Thirty-Three Million Dollars ($33,000,000.00), plus (B) Seventy-Five Percent (75%) of the Consolidated Net Income of Borrowers (with no deductions for any consolidated losses for any such month) shown on Borrowers' monthly consolidated financial statements for each month, commencing with the fiscal month ending September 30, 2003, such required increases to be cumulative from month to month;

         20. Section 7.1(i)(iii) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  (iii) Minimum Consolidated Fixed Charge Coverage Ratio. Borrowers will have a ratio of Consolidated EBITDA to Consolidated Fixed Charges of at least 2.50 to 1.0 as of the last day of each month, each determined for each fiscal period commencing January 1, 2003 and ending as of such month-end, commencing with the first such test thereof for the month ending September 30, 2003. As used herein, "Consolidated Fixed Charges" shall mean, for the period in question, the sum of (a) the aggregate amount of all principal payments required to be made by Borrowers and their Subsidiaries on all borrowed money Indebtedness during such period (including the principal portion of payments in respect of Capitalized Leases but excluding principal payments on the Loans hereunder), plus (b) all obligations for interest paid by Borrower and its Subsidiaries or due in cash during such period (including, without limitation, the interest portion of any Capitalized Lease paid or due in cash and the interest portion of any deferred payment obligation paid or due in cash during such period), plus (c) all obligations for Federal, state, local and/or foreign income taxes paid by Borrowers and their Subsidiaries or due in cash during such period, plus (d) all Distributions made by Virbac during such period, all determined on a consolidated basis and in accordance with Generally Accepted Accounting Principles consistently applied.

         21. Section 7.3 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                           7.3 Use of Proceeds. Borrowers agree that (i) the proceeds of the Loans will be used solely to finance acquisitions permitted by Section 7.2(e) and for Borrowers' working capital requirements and general corporate purposes; (ii) none of such proceeds will be used in violation of any applicable law or regulation; and
         (iii) none of the Borrowers will engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended.

         22. In consideration of Bank's agreement to amend the Loan Agreement and Note as set forth herein, Borrowers agree to jointly and severally pay to Bank an amendment fee in the amount of $50,000.00, which amendment fee is due and payable on the date hereof and shall be fully earned on the date hereof. Borrowers further jointly and severally agree to reimburse Bank and any participant with Bank in the Loans, upon demand, for all reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of the attorneys for the Bank or for any such participant) incurred by Bank or such participant with Bank in the preparation, negotiation and execution of this Sixth Amendment to Credit Agreement and all other documents, instruments and agreements relating to this Sixth Amendment to Credit Agreement with the Bank.

         23. The agreements of Bank contained herein, including its agreement to add Delmarva as a Borrower under the Loan Agreement, are subject to the following preconditions:

                  (a) Execution by each of the Borrowers, including Delmarva, of this Sixth Amendment to Credit Agreement;

                  (b) the executed original of the amended and restated Note;

                  (c) the execution between Bank and Bank One, NA of a participation agreement, in form and substance acceptable to both Bank and Bank One, NA, pursuant to which Bank One, NA shall purchase an undivided $10,000,000.00 participation in the Bank's Commitment, in all of the Borrower's Obligations from time to time outstanding, in all of the Collateral and Third Party Collateral from time to time securing any of Borrower's Obligations and in all other rights, interests duties and obligations of Bank under the Transaction Documents;

                  (d) the executed original of the Twelfth Amendment to Deed of Trust and Security Agreement from PM Resources;

                  (e) Execution by Delmarva of a Security Agreement in form and substance acceptable to Bank, together with such UCC-1 financing statements, motor vehicle title lien applications and other documents as Bank shall require in order to perfect the security interests granted by Delmarva under such Security Agreement;

                  (f) Execution and delivery by Delmarva of a Patent, Trademark and License Security Agreement in form and substance acceptable to Bank pledging to Bank and granting to Bank a security interest in all of patents, trademarks and other intellectual property rights owned by Delmarva;

                  (g) Execution by Virbac of a Deed of Trust and Security Agreement in form and substance acceptable to Bank, together with such other documents as Bank shall require in order to perfect the first lien of Bank in the real property and improvements of Virbac located in Tarrant County, Texas;

                  (h) a title commitment for an ALTA Loan Policy (Form 1970) for the real property of Virbac located in Tarrant County, Texas in an amount acceptable to Bank, with no exceptions unless previously approved by Bank and with such affirmative coverages as Bank shall require, including, without limitation, a zoning endorsement, a comprehensive endorsement (CLTA Form 100), a future advance endorsement, a tie-in endorsement, a survey endorsement and a last dollar endorsement;

                  (i) copies of all recorded plats and title exceptions affecting the real property of Virbac located in Tarrant County, Texas;

                  (j) Receipt by Bank of such UCC, tax and judgment lien search results as Bank may require in order to satisfy itself that the Security Agreement of Delmarva shall grant Bank a first perfected security interest in all of the Collateral (as defined in the Security Agreement) now or hereafter owned by Delmarva;

                  (k) Delivery to Bank of evidence acceptable to Bank that Virbac has completed its acquisition of substantially all of the assets of Jones Pharma Incorporated, a Delaware corporation ("Jones Pharma"), and of JMI-Daniels Pharmaceuticals, Inc., a Florida corporation ("JMI"), used by Jones Pharma and/or JMI in the manufacture and distribution of animal health products under the trademarks Solonix(R), Pancrezyme(R), Tumil-K(R), Uroeze(R) and Ammonil(R) (the "Assets") for a collective gross acquisition price not to exceed $15,000,000.00;

                  (l) Execution and delivery by Virbac and Virbac AH of a Patent, Trademark and License Security Agreement in form and substance acceptable to Bank pledging to Bank and granting to Bank a security interest in all of patents, trademarks and other intellectual property rights owned by Virbac, including, without limitation, the trademarks Solonix(R), Pancrezyme(R), Tumil-K(R), Uroeze(R) and Ammonil(R)

                  (m) Execution and delivery by Virbac of a Second Amended and Restated Agreement of Pledge in form and substance acceptable to Bank pledging to Bank all of the issued and outstanding capital stock of Delmarva, together with such stock powers (executed in blank), Regulation U-1 affidavits, original stock certificates and other documents as Bank shall require in order to perfect the pledge of such shares by Virbac thereunder;
                  (n) Execution and delivery by Virbac AH of an Amended and Restated Agreement of Pledge in form and substance acceptable to;

                  (o) Delivery by Delmarva of a Secretary's Certificate of the Secretary of Delmarva certifying to Bank the resolutions of Delmarva's board of directors which authorize Delmarva to borrow money from Bank under the Loan Agreement, as amended from time to time, to execute the Loan Agreement by execution of this Sixth Amendment to Credit Agreement, to execute the amended and restated Note and to execute and deliver its Security Agreement and grant the liens and security interests as provided therein;

                  (p) a copy of resolutions of the Board of Directors of each of the Existing Borrowers, duly adopted, which authorize the execution, delivery and performance of this Sixth Amendment to Credit Agreement and the amended and restated Note and the other Transaction Documents, certified by the Secretary of each such Borrower;

                  (q) Delivery to Bank of certified Articles or Certificate of Incorporation of Delmarva issued by the Secretary of State of Virginia;

                  (r) Delivery to Bank of a copy of the corporate bylaws of Delmarva certified to Bank by the corporate Secretary of Delmarva;

                  (s) Delivery to Bank proof that Delmarva maintain insurance of the types and in the amounts required by Sections 7.1(d) of the Loan Agreement and by its Security Agreement;

                  (t) Delivery to Bank of an opinion of legal counsel to the Borrowers addressed to Bank, in the form of Exhibit D attached hereto and otherwise satisfactory to the Bank and its counsel; and

                  (u) such other documents as Bank may reasonably request; and

                  (v) payment by Borrowers of the amendment fee required under paragraph 22 above.

         24. Borrowers hereby covenant and agree that they shall cooperate fully with Bank in obtaining the following within 40 days after the date of this Sixth Amendment to Credit Agreement:

                  (a) An appraisal by an MAI appraiser reasonably acceptable to Bank of PM Resources' real property located in St. Louis County, Missouri;

                  (b) An environmental Phase I report of PM Resources' real property located in St. Louis County, Missouri from an environmental assessment firm reasonably acceptable to Bank;

                  (c) A policy of title insurance covering PM Resources' real property located in St. Louis County, Missouri from a title insurance company reasonably acceptable to Bank and in an amount acceptable to Bank, with no exceptions unless previously approved by Bank and with such affirmative coverages as Bank shall require, including, without limitation, a zoning endorsement, a comprehensive endorsement (CLTA Form 100), a future advance endorsement, a tie-in endorsement, a survey endorsement and a last dollar endorsement;

                  (d) An appraisal by an MAI appraiser reasonably acceptable to Bank of Virbac's real property located in Tarrant County, Texas;

                  (e) An environmental Phase I report of Virbac's real property located in Tarrant County, Texas from an environmental assessment firm reasonably acceptable to Bank; and

                  (f) A policy of title insurance covering Virbac's real property located in Tarrant County, Texas from a title insurance company reasonably acceptable to Bank and in an amount acceptable to Bank, with no exceptions unless previously approved by Bank and with such affirmative coverages as Bank shall require, including, without limitation, a zoning endorsement, a comprehensive endorsement (CLTA Form 100), a future advance endorsement, a tie-in endorsement, a survey endorsement and a last dollar endorsement; and

                  (g) a survey of the real property of Virbac located in Tarrant County, Texas satisfying title insurer and ALTA minimum standard detail requirements including improvements, utilities, easements, rights-of-way, restrictions and building lines, adjacent streets and flood plain certification;

         25. Borrowers hereby represent and warrant to Bank that:

                  (a) The execution, delivery and performance by Borrowers of this Sixth Amendment to Credit Agreement and the amended and restated Note are within the corporate powers of Borrowers, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Borrowers of this Sixth Amendment to Credit Agreement and the amended and restated Note do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and none of the Borrowers is now in default under or in violation of, the terms of the Articles of Incorporation or Bylaws of such Borrower, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which any of the Borrowers is a party or by which any of them is bound or to which any of them is subject;

                  (b) This Amendment to Credit Agreement and the amended and restated Note have been duly executed and delivered and constitute the legal, valid and binding obligations of Borrowers enforceable in accordance with their terms; and

                  (c) As of the date hereof, all of the covenants, representations and warranties of Borrowers set forth in the Loan Agreement are true and correct and no "Event of Default" (as defined therein) under or within the meaning of the Loan Agreement has occurred and is continuing.

         26. All references in the Loan Agreement to "this Agreement" and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Sixth Amendment to Credit Agreement.

         27. This Sixth Amendment to Credit Agreement and the amended and restated Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrowers may not assign, transfer or delegate any of their rights or obligations hereunder.

         28. This Sixth Amendment to Credit Agreement and the amended and restated Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

         29. In the event of any inconsistency or conflict between this Sixth Amendment to Credit Agreement and the Loan Agreement, the terms, provisions and conditions of this Sixth Amendment to Credit Agreement shall govern and control.

         30. The Loan Agreement, as hereby amended and modified, and the amended and restated Note, as hereby amended and restated, are and shall remain the binding obligations of Borrowers and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and hereby specifically varied or amended, and the same are hereby ratified and confirmed. If any installment of principal or interest on the amended and restated Note shall not be paid when due as provided in the amended and restated Note, the holder of the amended and restated Note shall be entitled to and may exercise all rights and remedies under the amended and restated Note and the Loan Agreement, as amended.

         31. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWERS AND BANK FROM ANY MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWERS AND BANK COVERING SUCH MATTERS ARE CONTAINED IN THE LOAN AGREEMENT, AS AMENDED BY THIS AGREEMENT, WHICH CONSTITUTES A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWERS AND BANK EXCEPT AS BORROWERS AND BANK MAY LATER AGREE IN WRITING TO MODIFY. THE LOAN AGREEMENT, AS AMENDED BY THIS AGREEMENT, EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first written above on this _____ day of September, 2003.

                      VIRBAC CORPORATION
                      PM RESOURCES, INC.
                      ST. JON LABORATORIES, INC.
                      VIRBAC AH, INC.
                      FRANCODEX LABORATORIES, INC.
                      the "Existing Borrowers"


                      By:
                             ------------------------------------------------
                             Joseph Rougraff, Chief Financial Officer

                           DELMARVA LABORATORIES, INC.
                           as an additional "Borrower"


                       By:
                              -------------------------------------------------
                              Joseph Rougraff, Chief Financial Officer


                       FIRST BANK



                       By:
                              ------------------------------------------------
                              Traci L. Dodson, Vice President

                               EXHIBIT A

                         BORROWING BASE CERTIFICATE


     This Borrowing Base Certificate is delivered pursuant to Section 3.1(d) of that certain Credit Agreement dated September 7, 1999, by and between Virbac Corporation, PM Resources, Inc., St. JON Laboratories, Inc., Virbac AH, Inc., Francodex Laboratories, Inc., Delmarva Laboratories, Inc. and First Bank (as amended, the "Loan Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

         Borrowers hereby represent and warrant to Bank that the following information is true and correct as of _________________, 20__:

                  Borrowers hereby represent and warrant to Bank that the following information is true and correct as of _________________, 19__:

         1.       75% of face amount of Eligible Accounts of PM Resources                            $
                                                                                                      -------------

         2.       75% of face amount of Eligible Accounts of Virbac                                  $
                                                                                                      -------------

         3.       75% of the face amount of Eligible Accounts of St. JON                             $
                                                                                                      -------------

         4.       75% of face amount of Eligible Accounts of Virbac AH                               $
                                                                                                      -------------

         5.       75% of the face amount of Eligible Accounts of Francodex                           $
                                                                                                      -------------

         6.       75% of the face amount of Eligible Accounts of Delmarva                            $
                                                                                                      -------------

         7. 50% of Eligible Inventory of PM Resources, valued
                  at the lower of cost or market                                                     $
                                                                                                      -------------

         8.       50% of Eligible Inventory of Virbac, valued
                  at the lower of cost or market                                                     $
                                                                                                      -------------

         9. 50% of Eligible Inventory of St. JON, valued at the lower of cost or market$
                                    ------------------------------------------------------------------

         10. 50% of Eligible Inventory of Virbac AH, valued
                  at the lower of cost or market                                                     $
                                                                                                      -------------

         11. 50% of Eligible Inventory of Francodex, valued at the lower of cost or market$
                                    ------------------------------------------------------------------

         12. 50% of Eligible Inventory of Delmarva, valued at the lower of cost or market$
                                    ------------------------------------------------------------------

         13.      Sum of Items 7 through 12 above                                                    $
                                                                                                      -------------

         14. Fixed Asset value pursuant to clause (iii) of Section 3.1(c) of the
Loan
                  Agreement                                                                          $
                                                                                                      -------------

         15.      Total Borrowing Base (sum of 1, 2, 3, 4, 5, 6, 13 and 14 above, not to exceed
                  $30,000,000.00)  $
                                    ------------------------------------------------------------------


         Borrowers hereby further represent and warrant to Bank that the following information is true and correct as of ______________________, 20___:

         16.      Aggregate principal amount of outstanding Loans                                    $
                                                                                                      -------------

         17.      Aggregate face amount of outstanding Letters of Credit                             $
                                                                                                      -------------

         18.      Total Outstanding (Item 16 plus Item 17)                                           $
                                                                                                      -------------

         19.      Borrowing Base Excess (Deficit) (Item 15 minus Item 18)
                  (Negative amount represents mandatory repayment)                                   $
                                                                                                      -------------


         If Item 19 above is negative, this Borrowing Base Certificate is accompanied by the mandatory repayment required by Section 3.1(e) of the Loan Agreement.

 This Borrowing Base Certificate is dated the _____ day of _____________, 20__.

                          VIRBAC CORPORATION
                          PM RESOURCES, INC.
                          ST. JON LABORATORIES, INC.
                          VIRBAC AH, INC.
                          FRANCODEX LABORATORIES, INC.
                          DELMARVA LABORATORIES, INC.



                          By:
                                 ---------------------------------------------
                                 Joseph Rougraff, Chief Financial Officer

                             EXHIBIT B

                      [Borrowers' Letterhead]
                                                       [Date]


First Bank
135 North Meramec
Clayton, Missouri 63105
Attention:  Traci L. Dodson, Vice President

                  Re:      Credit Agreement dated September 7, 1999
                           (as from time to time amended, the "Agreement")

Gentlemen:

         Pursuant to the Agreement, the undersigned desire to borrow on _________________, ______, an aggregate principal amount of $------------.

         Accordingly, the undersigned request that you make available to the undersigned said amount on said date.

         The undersigned hereby represent and warrant to you that as of the date hereof all of the representations and warranties of each of the undersigned contained in the Agreement are true and correct and no Default or Event of Default (as defined in the Agreement) has occurred and is continuing, and that no such Default or Event of Default will result from the loan requested hereby.

                Very truly yours,

                VIRBAC CORPORATION
                PM RESOURCES, INC.
                ST. JON LABORATORIES, INC.
                VIRBAC AH, INC.
                FRANCODEX LABORATORIES, INC.
                DELMARVA LABORATORIES, INC.



                By:
                       -------------------------------------------------------
                       Joseph Rougraff, Chief Financial Officer

                                 EXHIBIT C

                          Revolving Credit Note


$30,000,000.00                                 St. Louis, Missouri
                                               September __, 2003


         FOR VALUE RECEIVED, on February 27, 2004 (or such subsequent anniversary thereof as determined pursuant to Section 3.16 of the Loan Agreement (hereinafter identified)), the undersigned, VIRBAC CORPORATION, a Delaware corporation (formerly known as Agri-Nutrition Group Limited), PM RESOURCES, INC., a Missouri corporation, ST. JON LABORATORIES, INC., a California corporation, FRANCODEX LABORATORIES, INC., a Kansas corporation, VIRBAC AH, INC., a Delaware corporation and DELMARVA LABORATORIES, INC., a Virginia corporation (collectively, the "Borrowers"), hereby jointly and severally promise to pay to the order of FIRST BANK, a Missouri state banking corporation ("Bank"), the principal sum of Thirty Million Dollars ($30,000,000.00), or such lesser sum as may then be outstanding hereunder. The aggregate principal amount which Bank shall be committed to have outstanding hereunder at any one time shall not exceed the lesser of (i) Thirty Million Dollars ($30,000,000.00), or
(ii) the "Borrowing Base" (as defined in the Loan Agreement (as hereinafter defined)), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Loan Agreement hereinafter identified.

         Borrowers further jointly and severally promise to pay to the order of Bank interest on the principal amount from time to time outstanding hereunder prior to maturity from the date disbursed until paid at the rate or rates per annum required by the Loan Agreement. All accrued and unpaid interest with respect to each principal disbursement made hereunder shall be payable on the dates set forth in Section 3.6 of the Loan Agreement and at the maturity of this Note, whether by reason of acceleration or otherwise. After the maturity of this Note, whether by reason of acceleration or otherwise, interest shall accrue and be payable on demand on the entire outstanding principal balance hereunder until paid at a rate per annum equal to Three and One-Half Percent (3.50%) over and above the Prime Rate, fluctuating as and when said Prime Rate shall change. All payments hereunder (other than prepayments) shall be applied first to the payment of all accrued and unpaid interest, with the balance, if any, to be applied to the payment of principal. All prepayments hereunder shall be applied solely to the payment of principal.

         All payments of principal and interest hereunder shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Bank situated at 135 North Meramec, Clayton, Missouri 63105, or at such other place as the holder hereof shall designate in writing. Interest shall be computed on an actual day, 360-day year basis.

         Bank may record the date and amount of all loans and all payments of principal and interest hereunder in the records it maintains with respect thereto. Bank's books and records showing the account between Bank and Borrowers shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

         This Note is the Note referred to in that certain Credit Agreement dated as of September 7, 1999 made by and between Borrowers and Bank (as the same may from time to time be amended, the "Loan Agreement"), to which Loan Agreement reference is hereby made for a statement of the terms and conditions upon which the maturity of this Note may be accelerated, and for other terms and conditions, including prepayment, which may affect this Note. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

         This Note is secured by that certain Security Agreement dated as of May 14, 1998 executed by Virbac Corporation in favor of Bank, by that certain Security Agreement dated as of May 14, 1998 and executed by PM Resources, Inc. in favor of Bank, by that certain Security Agreement dated as of May 14, 1998 executed by St. JON Laboratories, Inc. in favor of Bank, by that certain Security Agreement dated as of September 7, 1999 and executed by Virbac AH, Inc. in favor of Bank, by that certain Security Agreement dated as of September 7, 1999 executed by Francodex Laboratories, Inc. in favor of Bank and by that certain Security Agreement dated as of September ___, 2003 executed by Delmarva Laboratories, Inc. in favor of Bank (as the same may from time to time be amended, the "Security Agreements"), to which Security Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

         This Note is also secured by that certain Deed of Trust and Security Agreement dated September 9, 1993 and executed by PM Resources, Inc. in favor of Katherine D. Knocke, as trustee for Bank and by that certain Deed of Trust and Security Agreement dated September ___, 2003 executed by Virbac Corporation in favor of David F. Weaver, as trustee for Bank (as the same may from time to time be amended, the "Deeds of Trust"), to which Deeds of Trust reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

         This Note is also secured by that certain Agreement of Pledge dated as of September 7, 1999 and executed by Virbac Corporation in favor of Bank and by that certain Agreement of Pledge dated as of September 7, 1999 and executed by Virbac AH, Inc. in favor of Bank (collectively, as the same may from time to time be amended, the "Pledge Agreements"), to which Pledge Agreements reference is hereby made for a description of the additional security and a statement of the terms and conditions upon which this Note is further secured.

         This Note is also secured by that certain Patent, Trademark and License Security Agreement dated as of September ____, 2003 and executed by Virbac Corporation in favor of Bank, by that certain Patent, Trademark and License Security Agreement dated as of September ____, 2003 and executed by Virbac AH, Inc. in favor of Bank and by that certain Patent, Trademark and License Security Agreement dated as of September ____, 2003 and executed by Delmarva Laboratories, Inc. in favor of Bank (collectively, as the same may from time to time be amended, the "IP Security Agreements "), to which IP Security Agreements reference is hereby made for a description of the additional security and a statement of the terms and conditions upon which this Note is further secured.

         If any of the Borrowers shall fail to make any payment of any principal of or interest on this Note as and when the same shall become due and payable, or if an "Event of Default" (as defined therein) shall occur under or within the meaning of the Loan Agreement, any of the Security Agreements, the Deeds of Trust or any of the Pledge Agreements, Bank may, at its option, terminate its obligation to make any additional loans under this Note and Bank may further declare the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon to be immediately due and payable.

         In the event that any payment of any principal of or interest on this Note shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection or for foreclosure of any of the Security Agreements, any of the Deeds of Trust or any of the Pledge Agreements securing payment hereof or for representation of Bank in connection with bankruptcy or insolvency proceedings relating hereto, Borrowers jointly and severally promise to pay, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

         This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

         This Revolving Credit Note is a renewal, restatement and continuation of the obligations due Bank as evidenced by a Revolving Credit Note dated August 11, 2003 from Borrower payable to the order of Bank in the maximum principal amount of $14,500,000.00 (the "Prior Note"), and is not a novation thereof. All interest evidenced by the Prior Note being amended and restated by this instrument shall continue to be due and payable until paid.

           VIRBAC CORPORATION


           By:
                  -------------------------------------------------------
                  Joseph Rougraff, Chief Financial Officer

           PM RESOURCES, INC.


           By:
                  -------------------------------------------------------
                  Joseph Rougraff, Chief Financial Officer

           ST. JON LABORATORIES, INC.


           By:
                  -------------------------------------------------------
                  Joseph Rougraff, Chief Financial Officer

           VIRBAC AH, INC.


           By:
                  -------------------------------------------------------
                  Joseph Rougraff, Chief Financial Officer

           FRANCODEX LABORATORIES, INC.


           By:
                  -------------------------------------------------------
                  Joseph Rougraff, Chief Financial Officer

           DELMARVA LABORATORIES, INC.


           By:
                 -------------------------------------------------------
                 Joseph Rougraff, Chief Financial Officer